As filed with the Securities and Exchange Commission on March 10, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary proxy materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Attention Innovator ETFs Shareholders

The Special Meeting of Shareholders of the Innovator ETFs® Trust (the “Trust”) is scheduled to be held on March 27, 2026. You are being asked to consider and vote on two proposals at the Special Meeting. Your Board has unanimously recommended you vote FOR both proposals.

What are the proposals?

1)	To approve a new investment management agreement between Innovator Capital Management, LLC (“Innovator”) and the Trust. The agreement must be approved before the acquisition of Innovator by Goldman Sachs can be completed.

2)	To elect fourteen highly qualified Trustees to serve on the Board of the Trust.

What does this mean for YOU as a shareholder?

•	No material differences between the Current Management Agreement and the New Management Agreement

•	Management fees will stay the same

•	Investment objectives and strategies will stay the same

•	Your fund will receive the same services from Innovator you are accustomed to

How can I vote my shares?
1) Please sign, date and mail your proxy card(s) and return it in the prepaid envelope provided or follow the voting instructions listed on your proxy card(s).
Vote by Phone
2) If you have any questions or need assistance in voting, please contact the Trust’s proxy solicitor, Sodali & Co. toll-free at 1-866-210-4338.
Hours of Operation: • Monday – Friday: 10:00 am to 11:00 pm ET • Saturday: 12:00 pm to 5:00 pm ET
Vote by Internet

PLEASE VOTE NOW!
Calls and mailings will STOP within 3 business days once you vote your shares.	Vote by Mail

Link to all materials https://proxyvotinginfo.com/p/innovatoretfs2026.

To receive a free copy of the Proxy Statement, please call the `Trust’s solicitor toll free at 1-866-210-4338.

INNOV ETFs – ADJ 2